UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 10, 2015

FIVE BELOW, INC.

(Exact Name of Registrant as Specified in Charter)

Pennsylvania	001-35600	75-3000378
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1818 Market Street

Suite 2000

Philadelphia, PA 19103

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (215) 546-7909

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of New Directors

On March 10, 2015, upon the recommendation of the Nominating and Corporate Governance Committee (the “Nominating Committee”) of the Board of Directors (the “Board”) of Five Below, Inc. (the “Company”), the Board increased its size from eight to nine and appointed Catherine E. Buggeln as a Class I director, effective immediately, to fill the vacancy created by the increase. Subject to her nomination and election at the 2015 annual meeting of shareholders, Ms. Buggeln will serve the remainder of the Class I term which expires at the 2016 annual meeting of shareholders. The Board also appointed Ms. Buggeln to be a member of the Nominating Committee.

In addition, on March 10, 2015, following the resignation of Steven J. Collins and upon the recommendation of the Nominating Committee, the Board appointed Kathleen S. Barclay as a Class II director, effective immediately, to fill such vacancy. Subject to her nomination and election at the 2015 annual meeting of shareholders, Ms. Barclay will serve the remainder of the Class II term which expires at the 2017 annual meeting of shareholders. The Board also appointed Ms. Barclay to be a member of the Compensation Committee.

The Board determined that each of Ms. Buggeln and Ms. Barclay qualifies as an independent director under the director independence standards set forth in the rules and regulations of the Securities and Exchange Commission (the “SEC”) and the applicable listing standards of The Nasdaq Stock Market LLC (“Nasdaq Rules”). Ms. Barclay also satisfies the other requirements for Compensation Committee members under the rules and regulations of the SEC, the Nasdaq Rules and the requirements of the Internal Revenue Code of 1986, as amended.

Each of Mses. Buggeln and Barclay will be entitled to compensation under the Company’s Compensation Policy for Non-Employee Directors. Neither Ms. Buggeln nor Ms. Barclay has an arrangement or understanding with any other persons pursuant to which such candidate was selected as a director. There are no transactions in which Ms. Buggeln or Ms. Barclay has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Resignation of Director

On March 10, 2015, Steven J. Collins tendered his resignation as a member of the Board and the Compensation Committee, and it was accepted by the Board on March 10, 2015. The resignation was not a result of any disagreement with the Company and was consistent with Mr. Collins’ intent as previously disclosed in the Company’s proxy statement for the 2014 annual meeting of shareholders.

Item 8.01	Other Events.

On March 13, 2015, the Company issued a press release announcing the appointment of Catherine E. Buggeln and Kathleen S. Barclay to the Board. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated in this Item 8.01 by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release dated March 13, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 13, 2015	By:	/s/ Kenneth R. Bull
		Name:	Kenneth R. Bull
		Title:	Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated March 13, 2015